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                                   EXHIBIT 11
                                PG&E CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                    Three months ended March 31,
                                                    ----------------------------
(in thousands, except per share amounts)                     1997        1996
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EARNINGS PER COMMON SHARE (EPS) AS SHOWN
  IN THE STATEMENT OF CONSOLIDATED INCOME
Net income for calculating EPS for
    Statement of Consolidated Income                      $  172,504  $  252,426
                                                          ==========  ==========
Average common shares outstanding                            408,526     414,351
                                                          ==========  ==========
EPS as shown in the Statement of
    Consolidated Income                                   $     0.42  $     0.61
                                                          ==========  ==========

PRIMARY EPS (1)

Net income for calculating primary EPS                    $  172,504  $  252,426
                                                          ==========  ==========
Average common shares outstanding                            408,526     414,351
Add exercise of options, reduced by the
  number of shares that could have been
  purchased with the proceeds from
  such exercise (at average market price)                         84          83
                                                          ----------  ----------
Average common shares outstanding as
  adjusted                                                   408,610     414,434
                                                          ==========  ==========
Primary EPS                                               $     0.42  $     0.61
                                                          ==========  ==========

FULLY DILUTED EPS (1)

Net income for calculating fully diluted EPS              $  172,504  $  252,426
                                                          ==========  ==========
Average common shares outstanding                            408,526     414,351
Add exercise of options, reduced by the
  number of shares that could have been
  purchased with the proceeds from such
  exercise (at the greater of average or
  ending market price)                                           126          83
                                                          ----------  ----------
Average common shares outstanding as
  adjusted                                                   408,652     414,434
                                                          ==========  ==========
Fully diluted EPS                                         $     0.42  $     0.61
                                                          ==========  ==========
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(1)  This presentation is submitted in accordance with Item 601(b)(11) of
     Regulation S-K. This presentation is not required by APB Opinion No. 15, because it results in dilution of less than 3%.